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                                                                    EXHIBIT 99.1

                              WOLVERINE TUBE, INC.

                           P R E S S   R E L E A S E

Contact:   Thomas B Sabol
           Executive Vice President
           Chief Financial Officer
           (256) 580-3510

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                 WOLVERINE TUBE MONTREAL PLANT REMAINS ON STRIKE

HUNTSVILLE, ALABAMA, (MAY 13, 2005) - Wolverine Tube, Inc. (NYSE:WLV) announced today that it has not yet reached an agreement with its striking unionized employees at its Montreal, Quebec facility. In a vote taken this morning, the union membership rejected the Company's contract proposal. The unionized employees are members of the United Steelworkers of America Local 6932, known locally in Quebec as the FTQ-Syndicat des Metallos.

         The workers went on strike on April 4, after failing to reach an agreement with the Company. While the unionized employees are on strike, the Company is undertaking several initiatives to service customers and to mitigate the negative financial impact of the strike on its second quarter results. These include utilizing non-union personnel at the plant to engage in limited production, moving production to other Wolverine facilities at additional shipping and other costs, pushing out customer order due dates, and purchasing finished product from outside sources. In addition, some customers have cancelled orders.

         Chip Manning, President and Chief Operating Officer, said "We are disappointed that we have not as of yet been able to resolve the issues between the two sides. We continue to seek a solution in order to resolve the strike, but remain at an impasse over several issues, including benefit plans, outsourcing and job classifications." Manning continued, "We will continue to seek an agreement with our unionized employees that is fair and equitable to all parties, taking into consideration the extremely competitive global markets in which we compete. We will also continue to work closely with our customers to meet their needs, while taking additional steps to mitigate the impact of the strike on our second quarter results."

         Tom Sabol, Chief Financial Officer, added "The strike has obviously impacted all parties involved, and while it is currently difficult to quantify, it may have a significant impact on our second quarter financial results. However, continued Sabol, the non-union employees at the Montreal facility and Wolverine employees at the other facilities continue to put forth extraordinary efforts in attempting to ensure our customers are being serviced and getting the product they need."



                             Corporate Headquarters
                       200 Clinton Avenue West, Suite 1000
                              Huntsville, AL 35801

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                              WOLVERINE TUBE, INC.
                                   PAGE 2 OF 2

ABOUT WOLVERINE TUBE, INC.

         Wolverine Tube, Inc. is a world-class quality partner, providing its customers with copper and copper alloy tube, fabricated products, metal joining products as well as copper and copper alloy rod, bar and other products. Internet addresses: www.wlv.com and www.silvaloy.com.

FORWARD LOOKING STATEMENT

         Forward-looking statements in this press release are made pursuant to the "Safe Harbor" provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements use such words as "may", "should", "will", "expect", "believe", "plan", "anticipate" and other similar terminologies. This press release contains forward-looking statements regarding factors affecting the Company's ability to timely resolve the Montreal Union contract issue in a fair and equitable manner, to utilize non-union employees, outsourcing of product and excess capacity at other facilities to meet customer commitments, and to mitigate the impact on second quarter earnings. Such statements are based on current expectations, estimates and projections about the industry and markets in which the Company operates, as well as management's beliefs and assumptions about the Company's business and other information currently available. These forward-looking statements are subject to various risks and uncertainties that could cause actual results to differ materially from those stated or implied by such forward-looking statements. The Company undertakes no obligation to publicly release any revision of any forward-looking statements contained herein to reflect events or circumstances occurring after the date hereof or to reflect the occurrence of unanticipated events. With respect to matters covered in this press release, factors that could affect actual results include, without limitation, unanticipated costs or delays in maintaining limited production in Montreal; the outsourcing of product; moving business from our Montreal facility and the ramp-up of production and the ability to meet cost targets at our other facilities for this business; the ability to retain customers and the level of customer demand; competitive products and pricing; continuation of historical trends in customer inventory levels and expected demand for our products; the seasonality of our business; regulatory matters; the effect of currency fluctuation; fluctuation in the COMEX copper price; the mix of geographic and product revenues; pension and healthcare costs; working capital management programs and capital spending initiatives; and our ability to continue de-leverging our balance sheet and to pursue alternative sources of liquidity. A discussion of risks and uncertainties which could cause actual results to differ from those contained in the forward-looking statements can be found in the Company's Annual Report on Form 10-K for the most recently ended fiscal year and reports filed from time to time with the Securities and Exchange Commission.




                             Corporate Headquarters
                       200 Clinton Avenue West, Suite 1000
                              Huntsville, AL 35801